Exhibit 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                                   Contact:
October 20, 2005                                                  Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                  (309) 743-7745

                               QCR HOLDINGS, INC.
    ANNOUNCES EARNINGS RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2005

         QCR Holdings, Inc. (Nasdaq/QCRH) today announced earnings for the third quarter ended September 30, 2005 of $956 thousand, or basic and diluted earnings per share of $0.21. For the same quarter one year ago, the Company reported earnings of $1.4 million, or basic and diluted earnings per share of $0.33. Earnings for the second quarter ended June 30, 2005 were $1.3 million, or basic earnings per share of $0.28 and diluted earnings per share of $0.27.

         Earnings for the nine months ended September 30, 2005 were $3.5 million, or basic earnings per share of $0.78 and diluted earnings per share of $0.77. For the comparable period in 2004, the Company had earnings of $3.9 million, or basic earnings per share of $0.93 and diluted earnings per share of $0.91.

         At September 30, 2005, the Company's total assets increased at an annualized rate of 18%, or $116.4 million, to $986.5 million from $870.1 million at December 31, 2004. During the same nine months, net loans/leases increased by an annualized rate of 15%, or $74.0 million, to $713.1 million from $639.1 million at December 31, 2004. Non-performing assets decreased to $6.8 million at September 30, 2005 from $10.7 million at December 31, 2004. Total deposits increased to $691.1 million at September 30, 2005 when compared to $588.0 million at December 31, 2004. Stockholders' equity rose to $53.7 million at September 30, 2005 as compared to $50.8 million at December 31, 2004.

         The Company's net income for the nine months ended September 30, 2005 was $3.5 million. Net income for the third quarter was $956 thousand, which was down 24%, or $307 thousand from the previous quarter. Quarter-to-quarter total revenue increased by $1.0 million, or 7%, however, total expense increased by $1.5 million, or 13%. In the third quarter, there was a narrowing of our net interest spread and an $860 thousand increase in the Company's cost of funds from the second quarter. There was also a significant upward swing of $530 thousand from the second quarter to the third quarter in the level of provision for loan/lease losses. The provision for loan/lease losses for the quarter ended September 30, 2005 was $383 thousand compared to a negative provision of $147 thousand for the second quarter of 2005. During the second quarter the successful resolution of some large credits within Quad City Bank & Trust's loan portfolio resulted in reductions to both the provision expense and the level of allowance for loan losses.

         "Both net interest income and noninterest income showed slight improvement from quarter-to-quarter. Net interest income increased by $103 thousand, or 2%, and noninterest income increased by 3%, or $74 thousand," stated Doug Hultquist, President and Chief Executive Officer of QCR Holdings. He continued, "This quarter-to-quarter aggregate increase in total net interest income and noninterest income of $177 thousand was more than offset by a combination of the increase in provision for loan/lease losses, and a $332 thousand write-off of Cedar Rapids Bank and Trust tenant improvements made to the GreatAmerica Building, which had previously served as that subsidiary's main office. Fortunately, helping to mitigate this one-time increase in noninterest expense was the favorable settlement of a troubled loan at Quad City Bank & Trust, which resulted in the reimbursement of $234 thousand of legal expense incurred earlier in the year."

         Quad City Bank & Trust, the Company's first subsidiary bank, grew to total assets of $684.7 million at September 30, 2005, which was an increase of $48.5 million, from December 31, 2004. At the close of the third quarter of 2005, Quad City Bank & Trust had net loans/leases of $503.8 million and deposits of $472.9 million. In a comparison of the third quarter of 2005 to the second quarter, Quad City Bank and Trust experienced essentially offsetting increases in both revenue and expense. As a result, the bank realized after-tax net income for each of the quarters of $1.7 million and year-to-date net income through September 30, 2005 of $5.0 million.

         Cedar Rapids Bank & Trust has continued to experience outstanding growth, reaching total assets of $272.3 million at September 30, 2005, for an increase of $38.9 million from December 31, 2004. At the end of the third quarter of 2005, Cedar Rapids Bank & Trust had net loans of $188.5 million and deposits of $204.1 million. When compared to the second quarter of 2005, third quarter net interest income and noninterest income in aggregate increased $48 thousand, however, noninterest expense increased $575 thousand. Primary contributors to the increase in noninterest expense were an increase in occupancy expense of $120 thousand, related to the two new facilities that opened during the second quarter, and the $332 thousand write-off of tenant improvements, which had been made at the bank's original main office location in the GreatAmerica Building. After-tax net income for Cedar Rapids Bank & Trust for 2005 was $410 thousand for the second quarter, $11 thousand for the third quarter, and $738 thousand for the nine months ended September 30, 2005.

         For the first nine months of 2005, the Company's newest banking subsidiary, Rockford Bank & Trust, experienced a net operating loss of $972 thousand. Losses for the third quarter of 2005 were $303 thousand, an improvement of $23 thousand from a loss of $326 thousand during the previous quarter. Rockford Bank & Trust, which opened January 3, 2005, reached total assets of $29.1 million, net loans of $20.8 million, and deposits of $15.7 million at September 30, 2005.

         "Nonaccrual loans at September 30, 2005 were $5.3 million, of which $4.1 million, or 77%, resulted from five large commercial lending relationships at Quad City Bank & Trust and Cedar Rapids Bank & Trust. At quarter end, accruing loans past due 90 days or more were $582 thousand, of which $419 thousand, or 72%, were the result of one additional lending relationship at Cedar Rapids Bank & Trust and three additional lending relationships at Quad City Bank & Trust, " stated Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust. He explained, "We are pleased with the $3.9 million decrease in non-performing assets since the end of 2004. During the third quarter, an initial step in the resolution of a large troubled commercial relationship at Quad City Bank & Trust was completed, which contributed $1.9 million to this decrease. Unfortunately, also contributing to this decrease have been $303 thousand of valuation write-downs of other real estate owned." He continued, "Improved credit quality will remain a strong focus for us throughout the coming quarters. Management is continually monitoring the Company's loan portfolio and the level of allowance for loan losses. The Company's allowance for loan losses to total loans was 1.24% at September 30, 2005. The Company's exposure to loss on several nonperforming loans at Quad City Bank & Trust has been significantly reduced since the end of 2004 by the existence of either a stronger collateral position, a governmental guarantee, or an improved payment status. Efforts are ongoing throughout the Company to improve the overall quality of the loan portfolio."

         QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

         Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

         A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United Sates to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                               QCR HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                               As of
                                                  ----------------------------------------------------------------
                                                  September 30,       June 30,       December 31,    September 30,
(dollars in thousands, except share data)             2005             2005             2004             2004
-----------------------------------------------   -------------    -------------    -------------    -------------
SELECTED BALANCE SHEET DATA
Total assets                                      $     986,518    $     920,061    $     870,084    $     836,367
Securities                                        $     172,956    $     153,975    $     149,561    $     138,234
Total loans/leases                                $     722,097    $     674,278    $     648,351    $     626,107
Allowance for estimated loan/lease losses         $       8,972    $       8,662    $       9,262    $      10,134
Total deposits                                    $     691,087    $     595,716    $     588,016    $     529,373
Total stockholders' equity                        $      53,700    $      52,939    $      50,774    $      45,266
Common shares outstanding                             4,526,332        4,519,559        4,496,730        4,240,407
Book value per common share                       $       11.86    $       11.71    $       11.29    $       10.67
Closing stock price                               $       20.51    $       21.00    $       21.00    $       18.52
Market capitalization                             $      92,835    $      94,911    $      94,431    $      78,532
Market price/book value                                  172.88%          179.28%          185.98%          173.49%
Full time equivalent employees                              294              286              243              238
Tier 1 leverage capital ratio                              7.14%            7.81%            7.81%            7.19%

                               QCR HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                               As of
                                                  ----------------------------------------------------------------
                                                  September 30,       June 30,       December 31,    September 30,
(dollars in thousands)                                2005             2005             2004             2004
-----------------------------------------------   -------------    -------------    -------------    -------------
ANALYSIS OF LOAN DATA
Nonaccrual loans/leases                           $       5,259    $       5,226    $       7,608    $       4,407
Accruing loans/leases past due 90 days or more              582            1,350            1,133            2,045
Other real estate owned                                     976            1,402            1,925              245
                                                  -------------    -------------    -------------    -------------
Total nonperforming assets                        $       6,817    $       7,978    $      10,666    $       6,697

Net charge-offs (calendar year-to-date)           $       1,260    $         754    $         753    $         245

Loan/lease mix:
  Commercial                                      $     597,237    $     548,107    $     532,830    $     512,040
  Real estate                                            61,294           64,731           59,611           57,288
  Installment and other consumer                         63,566           61,440           55,910           56,779
                                                  -------------    -------------    -------------    -------------
Total loans/leases                                $     722,097    $     674,278    $     648,351    $     626,107

ANALYSIS OF DEPOSIT DATA
Deposit mix:
  Noninterest-bearing                             $     111,387    $     103,981    $     109,362    $     106,760
  Interest-bearing                                      579,700          491,735          478,654          422,613
                                                  -------------    -------------    -------------    -------------
Total deposits                                    $     691,087    $     595,716    $     588,016    $     529,373

                               QCR HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                               For the Quarter Ended                   For the Nine Months Ended
                                                  -----------------------------------------------    -----------------------------
                                                  September 30,      June 30,       September 30,    September 30,   September 30,
(dollars in thousands, except per share data)         2005             2005             2004             2005            2004
-----------------------------------------------   -------------    -------------    -------------    -------------   -------------
SELECTED INCOME STATEMENT DATA
Interest income                                   $      12,503    $      11,539    $       9,799    $      34,721   $      27,704
Interest expense                                          5,642            4,782            3,368           14,616           9,478
                                                  -------------    -------------    -------------    -------------   -------------
Net interest income                                       6,861            6,757            6,431           20,105          18,226
Provision for loan/lease losses                             383             (147)             411              536           1,736
                                                  -------------    -------------    -------------    -------------   -------------
Net interest income after provision for
loan/lease losses                                         6,478            6,904            6,020           19,569          16,490
Noninterest income                                        2,509            2,435            2,019            7,460           6,758
Noninterest expense                                       7,590            7,443            5,913           21,786          17,440
                                                  -------------    -------------    -------------    -------------   -------------
Income before taxes                                       1,397            1,896            2,126            5,243           5,808
Minority interest in income of
consolidated subsidiary                                      21                -                -               21               -
Income tax expense                                          420              634              703            1,680           1,878
                                                  -------------    -------------    -------------    -------------   -------------
Net income                                        $         956    $       1,262    $       1,423    $       3,542   $       3,930

Earnings per common share (basic)                 $        0.21    $        0.28    $        0.33    $        0.78   $        0.93
Earnings per common share (diluted)               $        0.21    $        0.27    $        0.33    $        0.77   $        0.91

Earnings per common share (basic) LTM *           $        1.08    $        1.20    $        1.19

AVERAGE BALANCES
Assets                                            $     946,868    $     901,609    $     818,784    $     909,022   $     780,959
Deposits                                          $     641,641    $     589,851    $     526,737    $     608,245   $     514,391
Loans/leases                                      $     692,539    $     660,877    $     602,739    $     667,113   $     571,095
Stockholders' equity                              $      53,308    $      52,207    $      44,237    $      52,225   $      42,884

KEY RATIOS
Return on average assets (annualized)                      0.40%            0.56%            0.70%            0.52%           0.67%
Return on average common equity
(annualized)                                               7.17%            9.67%           12.87%            9.04%          12.22%
Price earnings ratio LTM *                                18.99x           17.50x           15.56x           18.99x           15.56
Net interest margin (TEY)                                  3.22%            3.33%            3.46%            3.27%           3.44%
Nonperforming assets / total assets                        0.69%            0.87%            0.80%            0.69%           0.80%
Net charge-offs / average loans/leases                     0.07%            0.00%            0.00%            0.19%           0.04%
Allowance / total loans/leases                             1.24%            1.28%            1.62%            1.24%           1.62%
Efficiency ratio                                          81.01%           80.98%           69.97%           79.03%          69.81%

*   LTM: Last twelve months

                               QCR HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                               For the Quarter Ended                   For the Nine Months Ended
                                                  -----------------------------------------------    -----------------------------
                                                  September 30,      June 30,       September 30,    September 30,   September 30,
(dollars in thousands, except per share data)         2005             2005             2004             2005            2004
-----------------------------------------------   -------------    -------------    -------------    -------------   -------------
ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing
costs                                             $         517    $         384    $         253    $       1,319   $       1,095
Trust department fees                                       676              720              616            2,131           1,905
Deposit service fees                                        387              396              421            1,165           1,238
Gain on sales of loans, net                                 275              351              243              880             911
Gains on disposals of lease assets, net                      14                -                -               14               -
Securities gains (losses), net                                -                -                -                -              26
Earnings on cash surrender value of life
insurance                                                   174              140              168              493             504
Investment advisory and management fees                     176              200              129              516             390
Other                                                       290              244              189              942             689
                                                  -------------    -------------    -------------    -------------   -------------
   Total noninterest income                       $       2,509    $       2,435    $       2,019    $       7,460   $       6,758

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits                    $       4,219    $       4,120    $       3,458    $      12,236   $       9,729
Professional and data processing fees                       619              825              620            2,056           1,616
Advertising and marketing                                   330              308              233              898             734
Occupancy and equipment expense                           1,163            1,022              842            3,161           2,364
Stationery and supplies                                     163              164              125              476             394
Postage and telephone                                       223              198              170              617             499
Bank service charges                                        129              139              146              386             432
Insurance                                                   146              154              126              453             352
Deferral of initial direct costs of leases                  (43)               -                -              (43)              -
Loss on disposal of fixed assets                            332                -                -              332               -
Loss on redemption of junior subordinated
debentures                                                    -                -                -                -             747
Other                                                       309              513              193            1,214             573
                                                  -------------    -------------    -------------    -------------   -------------
   Total noninterest expenses                     $       7,590    $       7,443    $       5,913    $      21,786   $      17,440

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)                         4,524,543        4,514,459        4,246,741        4,514,105       4,224,670
Incremental shares from assumed conversion:
    Options and Employee Stock Purchase Plan             98,636           99,797          102,576          102,140         112,124
                                                  -------------    -------------    -------------    -------------   -------------
Adjusted weighted average shares (b)                  4,623,179        4,614,256        4,349,317        4,616,245       4,336,794


(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share

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